Exhibit 32.1

           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Powerchannel, Inc. for the quarter ended March 31, 2004, I, Steven Lampert, Chief Executive Officer and Chief Financial Officer of PowerChannel, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

          1. Such Quarterly Report on Form 10-QSB for the period ended March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of PowerChannel, Inc.

Dated: June 1, 2004

                               POWERCHANNEL, INC.





By: /s/ Steven Lampert
---------------------------
Chief Executive Officer and
Chief Financial Officer